SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                       ___________________________

                                FORM T-1

                        STATEMENT OF ELIGIBILITY
               UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                CORPORATION DESIGNATED TO ACT AS TRUSTEE

      Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ___
                        ________________________

                             CITIBANK, N.A.
           (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)
                         _______________________

                  GENERAL MOTORS ACCEPTANCE CORPORATION
           (Exact name of obligor as specified in its charter)

New York                                        38-0572512
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

767 FIFTH AVENUE                                10153
NEW YORK, NEW YORK                              (Zip Code)

3044 WEST GRAND BLVD.,                          48202
DETROIT, MICHIGAN                               (Zip Code)
(Address of principal executive offices)

                         _______________________

                  MEDIUM TERM NOTES DUE FROM A MINIMUM
                     OF 9 MONTHS FROM DATE OF ISSUE
                   (Title of the indenture securities)


Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address
            Comptroller of the Currency               Washington, D.C.
            Federal Reserve Bank of New York          New York, NY
            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.
            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A.(as of June 30, 1994 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.


                                SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 5th day of October, 1994.


CITIBANK, N.A.

                              By:   /s/ Robert T. Kirchner
                                    ______________________
                                    Robert T. Kirchner
                                    Vice President

                                 Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                             Citibank, N. A.

of New York in the State of New York, at the close of business on June 30, 1994 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161,
Charter Number 1461 Comptroller of the Currency Northeastern District.


                                 ASSETS
                                                      Thousands
                                                      of dollars
Cash and balances due from
    depository institutions:
  Noninterest-bearing balances
    and currency and coin                                 $  7,024,000
  Interest-bearing balances:                                 7,846,000
  Securities:
  Held-to-maturity securities                                3,669,000
  Available-for-sale securities                             10,700,000
Federal funds sold and
  securities purchased under
  agreements to resell in
  domestic offices of the
  bank and of its Edge and
  Agreement subsidiaries,
  and in IBFs: Federal
  funds sold                                                 1,498,000
  Securities purchased under
  agreements to resell                                       1,461,000
Loans and lease financing receivables:
  Loans and leases, net of
    unearned income                       $121,910,000
LESS: Allowance for loan and
  lease losses                               3,718,000
                                          ------------
Loans and leases, net of unearned
  income and allowance                                     118,192,000
Assets held in trading accounts                             47,048,000
Premises and fixed assets
  (including capitalized leases)                             3,168,000
Other real estate owned                                      3,022,000
Investments in unconsolidated
  subsidiaries and associated companies                        961,000
Customers' liability to this bank on
  acceptances outstanding                                    1,311,000
Intangible assets                                               15,000
Other assets                                                 7,922,000
                                                          ------------
TOTAL ASSETS                                              $213,837,000
                                                          ============

                               LIABILITIES
Deposits:
  In domestic offices                                     $ 34,375,000
    Noninterest-bearing                   $ 12,543,000
    Interest-bearing                        21,832,000
                                          ------------
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                 101,733,000
      Noninterest-bearing                    7,573,000
      Interest-bearing                      94,160,000
                                          ------------
Federal funds purchased and securities
  sold under agreements to repurchase in
  domestic offices of the bank and of its
  Edge and Agreement subsidiaries,
  and in IBFs:
    Federal funds purchased                                  4,689,000
    Securities sold under agreements
      to repurchase                                          1,711,000
Trading liabilities                                         32,503,000
Other borrowed money:
   With original maturity of one year
   or less                                                   7,589,000
   With original maturity of more than
   one year                                                  4,150,000
Mortgage indebtedness and obligations
  under capitalized leases                                      71,000
Bank's liability on acceptances
  executed and outstanding                                   1,329,000
Notes and debentures subordinated
  to deposits                                                4,700,000
Other liabilities                                            8,867,000
                                                          ------------
TOTAL LIABILITIES                                         $201,717,000
                                                          ============
                             EQUITY CAPITAL

Common stock                                              $    751,000
Surplus                                                      5,944,000
Undivided profits and capital reserves                       5,843,000
Net unrealized holding gains (losses)
  on available-for-sale securities                             189,000
Cumulative foreign currency translation
  adjustments                                                 (607,000)
                                                          ------------
TOTAL EQUITY CAPITAL                                      $ 12,120,000
                                                          ------------
TOTAL LIABILITIES AND EQUITY CAPITAL                      $213,837,000
                                                          ============
      I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                      ROGER W. TRUPIN

      We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN
PEI-YUAN CHIA
WILLIAM R. RHODES                                Directors